                                                                    EXHIBIT 12.1
                                                                       P. 1 OF 2

                          NATIONAL ENERGY GROUP, INC.

          COMPUTATION OF HISTORICAL RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT FOR RATIOS)

                                                                                           NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                              -----------------------------------------    ------------------
                                              1991    1992     1993     1994      1995      1995       1996
                                              ----    -----    -----    -----    ------    ------    --------
Earnings:
  Income (loss) before income taxes and
     extraordinary items..................... $ 26    $(221)   $(299)   $(489)   $  206    $  486    $(41,952)
  Interest expense...........................   83      131      137      498       995       636       1,755
  Amortization of debt issuance cost.........    5       43       51       19        37        17          71
  Interest portion of rental expense.........    6        8        8       21        34        25          35
                                              ----    -----    -----    -----    ------     -----    --------
          Earnings........................... $ 68    $ (39)   $(103)   $  49    $1,272    $1,164    $(40,091)
                                              ====    =====    =====    =====    ======     =====    ========
Fixed charges:
  Interest, including capitalized portion.... $ 83    $ 131    $ 137    $ 498    $  995    $  636    $  1,755
  Amortization of debt issuance cost.........    5       43       51       19        37        17          71
  Interest portion of rental expense.........    6        8        8       21        34        25          35
                                              ----    -----    -----    -----    ------     -----    --------
          Fixed charges...................... $ 94    $ 182    $ 196    $ 538    $1,066    $  678    $  1,861
                                              ====    =====    =====    =====    ======     =====    ========
Ratio of earnings to fixed charges........... 0.7x       --       --     0.1x      1.2x      1.7x          --
                                              ====    =====    =====    =====    ======     =====    ========
Deficiency of earnings to fixed charges...... $(26)   $(221)   $(299)   $(489)       --        --    $(41,952)
                                              ====    =====    =====    =====    ======     =====    ========

                                                                    EXHIBIT 12.1
                                                                       P. 2 OF 2

                          NATIONAL ENERGY GROUP, INC.

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT FOR RATIOS)

                                                                     YEAR ENDED        NINE MONTHS ENDED
                                                                      DECEMBER           SEPTEMBER 30,
                                                                         31,          --------------------
                                                                        1995           1995         1996
                                                                     -----------      -------      -------
Earnings:
  Loss before income taxes and extraordinary items.................   $ (13,809)      $(8,717)     $(1,593)
  Interest expense.................................................      10,794         8,226        8,217
  Amortization of debt issuance cost...............................         400           300          300
  Interest portion of rental expense...............................         131            31           44
                                                                       --------       -------      -------
          Earnings.................................................   $  (2,484)      $  (160)     $ 6,968
                                                                       ========       =======      =======
Fixed charges:
  Interest, including capitalized portion..........................   $  10,828       $ 8,248      $ 8,234
  Amortization of debt issuance cost...............................         400           300          300
  Interest portion of rental expense...............................         131            31           44
                                                                       --------       -------      -------
          Fixed charges............................................   $  11,359       $ 8,579      $ 8,578
                                                                       ========       =======      =======
Ratio of earnings to fixed charges.................................          --            --          .8x
                                                                       ========       =======      =======
Deficiency of earnings to fixed charges............................   $ (13,843)      $(8,739)     $(1,610)
                                                                       ========       =======      =======